UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011
CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On July 27, 2011, Care Investment Trust Inc. (the “Company”) issued a press release announcing that its annual meeting of stockholders will be held at 10:00 a.m. Eastern Time on Thursday, November 3, 2011. The meeting will be held at 780 Third Avenue, 29th Floor, New York, NY 10017. Stockholders of record as of the close of business on September 15, 2011, will be entitled to notice of and to vote at the annual meeting.
     Additionally, the Company announced in the press release that the deadline for stockholders to submit stockholder proposals under rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) for inclusion in the proxy materials for the 2011 annual meeting is the close of business on Friday, September 9, 2011. Such proposals should be delivered to the following address: Care Investment Trust Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Danielle M. DePalma, Senior Counsel and Secretary. Under the terms of the Company’s Third Amended and Restated Bylaws, for a stockholder to submit a director nomination or proposal outside of Rule 14a-8, such proposal or nomination must be received no later than 5:00 p.m. Eastern Time on Monday, August 8, 2011 at the address above and in the form described in Article II, Section 10 of the Company’s Third Amended and Restated Bylaws, as applicable.
     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
99.1	Press Release by Care Investment Trust Inc. dated July 27, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.
Date: July 27, 2011	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release by Care Investment Trust Inc. dated July 27, 2011

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